EXHIBIT 99.2

Table of Contents Company Overview Company Information 3 Quarter and Year-to-Date Highlights 6 Financial Highlights 8 Company Snapshot 9 Financial Statements Condensed Consolidated Balance Sheets 10 Condensed Consolidated Statements of Operations 11 Condensed Consolidated Statements of Cash Flows 12 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre 13 Debt Composition and Maturity Schedule 14 Capitalization and Covenants 15 Portfolio Information Same-Property Performance and NOI 16 Investment Activity 17 Development/Redevelopment Summary and Property Capital Expenditures 18 Key Markets/Top 75 MSA Concentration and Regional Portfolio Distribution 19 Portfolio Diversification by Type, Historical Campus Proximity and Tenant Specialty 20 New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations 21 Top MOB Tenants and Ownership Interests 22 Reporting Definitions 23 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. 3Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, comprising approximately 23.7 million square feet of gross leasable area (“GLA”), with $7.0 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the S&P 500 and US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn, Instagram and Twitter. Senior Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Amanda L. Houghton I Executive Vice President - Asset Management David A. Gershenson I Chief Accounting Officer Caroline E. Chiodo I Senior Vice President - Acquisitions and Development David W. Chung I Senior Vice President - Development Brock J. Cusano I Vice President - Operations Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Follow Us: Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 3Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 3

HTA: LARGEST DEDICATED OWNER OF MEDICAL OFFICES

$7.0B	23M+ SF	207%	BBB/Baa2
GROSS INVESTMENTS	LARGEST ON-CAMPUS OWNER	TOTAL SHAREHOLDER RETURNS (Since December 2006)	INVESTMENT GRADE BALANCE SHEET

BEST IN CLASS PORTFOLIO FOCUSED IN 20-25 KEY MARKETS



Indianapolis, IN
Albany, NY
Pittsburgh, PA
Denver, CO
Boston, MA
Hartford, CT
Raleigh, NC
Orange County / Los Angeles
Phoenix, AZ
Houston, TX
Dallas, TX
Atlanta, GA
Tampa, FL
Orlando, FL
Miami, FL
HTA Properties
HTA Market with ~1 Million+ SF
HTA Market ~500K - 1 Million SF
PM Offices

9 MARKETS ~ 1M+ SF **15 MARKETS > 500K SF**

Full-Service Operating Platform	Focus and Scale	Diversification	Investment Grade Balance Sheet
Best-in-Class Fully Integrated Operations Management	**94% of Portfolio in Key Markets & Top 75 MSAs**	**438 Buildings throughout 33 States**	**BBB/Baa2** Standard & Poor's/Moody's Credit Rating
Property Management	Platform with Scale Creates:	Top Tenant < 4.7% of ABR	**5.7x** Net Debt/ Adjusted EBITDAre
Leasing	Local Expertise	Top Market < 10.4% of ABR	**$1.0B** Liquidity
Facilities & Engineering	Strong Relationships	Size & Diversification provides stability of cash flows	
Construction & Development	Operational Benefits		
	Access to Better Performing Markets		

3Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 4

FINANCIAL PERFORMANCE: DECADE OF VALUE CREATION

Normalized FFO/Share



$0.45
$0.40
$0.35
$0.30
$0.37 $0.37 $0.38 $0.39 $0.39 $0.40 $0.40 $0.40 $0.41 $0.41 $0.39 $0.42 $0.42 $0.41 $0.41 $0.41 $0.40 $0.40 $0.41 $0.42
4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19

Same Store Growth



4%
3%
2%
1%
0%
3.3% 3.0% 3.0% 3.1% 3.1% 3.0% 3.1% 3.3% 2.9% 3.2% 3.1% 2.9% 2.8% 2.3% 2.6% 2.5% 2.9% 2.5%
2.9% HTA Avg.
2.6% REIT MOB Avg.
4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19

DELIVERING SHAREHOLDER VALUE



HTA Total Returns (Since Inception)
225%
175%
125%
75%
25%
-25%
-75%
HTA: 207%
S&P: 175%
RMS: 106%
12/29/2006 12/29/2007 12/29/2008 12/29/2009 12/29/2010 12/29/2011 12/29/2012 12/29/2013 12/29/2014 12/29/2015 12/29/2016 12/29/2017 12/29/2018
HTA
US REIT Index (RMS)
S&P 500
*As of 9.30.19

8.8% Annualized Average Total Returns Since First Distribution in 2006 to September 30, 2019

Top MOB Tenants

- AdventHealth
- Ascension
- Atrium Health
- Baylor Scott & White Health
- Boston Medical Center
- CommonSpirit Health
- Community Health Network
- Community Health Systems
- Harbin Clinic
- HCA Healthcare
- Highmark-Allegheny Health Network
- Mercy Health
- Providence St. Joseph Health
- Steward Health Care
- Tenet Healthcare Corporation
- UNC Health Care

HTA LISTED NYSE

Steady & Reliable Dividend



$0.32
$0.30
$0.28
$0.26
$0.290
$0.295
$0.300
$0.305
$0.310
$0.315
4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19

3Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 5

Company Overview Highlights Third Quarter 2019: • Net (Loss) Attributable to Common Stockholders was $(8.5) million, or $(0.04) per diluted share, including a $21.6 million, or $(0.10) per diluted share, loss related to the extinguishment of debt. This compares to $173.0 million, or $0.82 per diluted share, including a $166.4 million, or $0.79 per diluted share, gain on sale of real estate in Q3 2018. • Funds From Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), was $65.0 million, or $0.31 per diluted share, for Q3 2019. Due to the adoption of Topic 842, initial direct costs are now reported in general and administrative expenses. For Q3 2018, HTA capitalized approximately $1.5 million of initial direct costs. • Normalized FFO was $87.1 million, or $0.42 per diluted share, for Q3 2019. • Normalized Funds Available for Distribution (“FAD”) was $70.9 million for Q3 2019. • Same-Property Cash Net Operating Income (“NOI”) increased $2.8 million, or 2.5%, to $113.2 million, compared to Q3 2018. • Leasing: HTA’s portfolio had a leased rate of 90.6% by gross leasable area (“GLA”) and an occupancy rate of 89.7% by GLA for Q3 2019. During Q3 2019, HTA executed approximately 0.7 million square feet of GLA of new and renewal leases. Re- leasing spreads increased to 2.7% and tenant retention for the Same-Property portfolio was 86% by GLA for Q3 2019. Year-to-Date 2019: • Net Income Attributable to Common Stockholders was $21.2 million, or $0.10 per diluted share, a decrease of $(0.84) per diluted share, compared to 2018. • FFO, as defined by NAREIT, was $232.5 million, or $1.11 per diluted share, for 2019. For 2018, HTA capitalized approximately $3.7 million of initial direct costs. • Normalized FFO was $255.4 million, or $1.22 per diluted share, for 2019. • Normalized FAD was $217.2 million for 2019. • Same-Property Cash NOI increased $9.0 million, or 2.7%, to $336.1 million, compared to 2018. • Leasing: During the nine months ended September 30, 2019, HTA executed approximately 2.6 million square feet of GLA of new and renewal leases, or over 11.0% of the total GLA of its portfolio. Re-leasing spreads increased to 3.6% and tenant retention for the Same-Property portfolio was 85% by GLA year-to-date. Balance Sheet and Capital Markets • Balance Sheet: HTA ended Q3 2019 with total liquidity of $1.0 billion, inclusive of $12.7 million of cash and cash equivalents. HTA also had total leverage of (i) 30.0%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 5.7x, measured as debt less cash and cash equivalents to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). • Equity: In September 2019, HTA settled its forward equity sale under its at-the-market (“ATM”) offering program in June 2019. As part of this sale, HTA issued approximately 1.8 million shares of common stock and received net proceeds of approximately $51.8 million, adjusted for costs to borrow. • Debt: In September 2019, Healthcare Trust of America Holdings, LP (“HTALP”) and HTA issued $900.0 million in senior, unsecured notes with a weighted average interest rate of 3.04% per annum and a weighted maturity of 9.5 years. The issuance included $650.0 million in new 3.10% Senior Notes due 2030, and an additional issuance of $250.0 million in HTA's existing 3.50% Senior Notes due 2026 at a yield to maturity of 2.89%. Net proceeds from the issuance were used to redeem the $300.0 million in 3.375% Senior Notes due 2021 and the $400.0 million in 2.95% Senior Notes due 2022, and to pay down the unsecured revolving credit facility. As part of these repayments, HTA incurred debt extinguishment costs of approximately $21.6 million. Noteworthy 2019 Activities • Investments: In the quarter, HTA closed on approximately $128.5 million of investments totaling approximately 296,000 square feet of GLA, with expected year-one contractual yields of approximately 5.6%, before operating synergies. These investments are approximately 95% occupied and are primarily located in HTA’s existing key markets. HTA also closed on a parcel of land adjacent to its Pavilion III MOB development for $7.0 million. The Q3 2019 acquisitions are highlighted by the following: ◦ Third Street Medical Center: A Class A on-campus medical office building (“MOB”) located adjacent to the St. Vincent’s Medical Center in the heart of downtown Los Angeles, CA. We acquired the 147,000 square foot MOB in August for $85.0 million. It is approximately 90% leased and will be operated by HTA’s internal asset management platform. The building includes well-respected tenants including UCLA Health, Children's Hospital Los Angeles and internationally renowned House Ear Institute. 3Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 6

Company Overview

Noteworthy 2019 Activities - Continued

- For the year, HTA has now closed $221 million of investments and a land purchase of $7.0 million totaling approximately 559,000 square feet of GLA, with expected year-one contractual yields of approximately 5.8%, before operating synergies. These properties were approximately 91% occupied as of closing, and are located within HTA's key markets. Over 70% of these properties are located on or adjacent to hospital campuses, and, all were acquired on a fee-simple basis.
- In addition, as of October 28, 2019, HTA has an additional $199 million of investments that have closed or are under exclusive contract, which are subject to customary closing conditions.
- **Developments:** In September 2019, HTA reached agreements to develop two new on-campus MOBs with anticipated costs of approximately $85 - $90 million totaling approximately 190,000 square feet of GLA. The new development projects are expected to be more than 73% pre-leased with anticipated yields over 6.5%. These projects include the following:
  - Pavilion III MOB (Dallas, TX). A Class A MOB located on the new Medical City Heart Hospital and Spine Hospital campus (formerly Forest Park) totaling approximately 107,000 square feet of GLA. Construction is expected to begin in Q4 2019 and is expected to be completed by Q1 2021 at an anticipated cost of approximately $55 - $60 million, including structured parking. This fee-simple development will support the recent expansion of this health system campus that will provide leading cardiac and orthopedic services to Dallas.
  - Memorial Hospital MOB (Bakersfield, CA). A Class A MOB with 84,000 square feet of GLA located on CommonSpirit's (formerly Dignity) Memorial Hospital in Bakersfield, CA. This development project is expected to cost approximately $30 million, with construction expected to begin in Q4 2019 with completion expected by Q1 2021. This development will expand HTA's relationship with CommonSpirit to a 10th hospital campus.
- **Redevelopments:** HTA announced plans to re-develop two of its MOBs on its St. Joseph Health - Mission Viejo campus in Mission Viejo, CA. These fee-simple MOBs total approximately 105,000 square feet of GLA and were originally built in the early 1970's. HTA will invest up to $12.5 million over the next 12 - 18 months to modernize the buildings, with expected returns of between 8 - 12% on incremental capital.
- **Dividends:** On October 28, 2019, HTA's Board of Directors announced a quarterly cash dividend of $0.315 per share of common stock and per OP Unit. The quarterly dividend is to be paid on January 9, 2020 to stockholders of record of its common stock and holders of its OP Units on January 2, 2020.

Impact of Topic 842 Leases

The Financial Accounting Standards Board issued Topic 842, which was effective for HTA as of January 1, 2019. Topic 842 modifies the treatment of initial direct costs, which historically under Topic 840 were capitalized in accordance with certain criteria provided for in the applicable guidance. Topic 842 also eliminates the accounting recognition of expenses paid directly by tenants and moves certain bad debt costs from expense to revenue. During the three and nine months ended Q3 2018, HTA capitalized $1.5 million and $3.7 million, respectively, of initial direct costs that would now be expensed under Topic 842. In addition, for the three and nine months ended Q3 2018, HTA recognized $3.5 million and $10.5 million, respectively, of tenant paid property taxes in both revenues and expenses and a nominal amount of bad debt costs recognized as expenses.

2019 Guidance

For 2019, HTA updated its earnings, same-property cash NOI growth, and FFO per share, as defined by NAREIT, guidance as outlined below:

	Annual Expectations		
	Low	to	High
Net income attributable to common stockholders per share	$0.17		$0.20
Same-Property Cash NOI	2.4%		2.8%
FFO per share, as defined by NAREIT	$1.51		$1.53
Normalized FFO per share	$1.63		$1.65

The changes to net income and NAREIT FFO reflect the debt extinguishment costs incurred in the third quarter. In addition, HTA now expects to complete $375 to $425 million of investments in 2019 at average yields between 5.5% and 6.0%.

Subsequent Events

In October 2019, under its ATM offering program, HTA entered into a forward sale arrangement in which it would issue approximately 6.0 million shares of common stock to receive anticipated net proceeds of approximately $172.7 million prior to October 2020, subject to adjustments as provided in the forward equity agreement. We anticipate using these net proceeds to fund purchases of additional MOBs and for general corporate purposes.

HTA LISTED NYSE

3Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 7

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	3Q19	2Q19	1Q19	4Q18	3Q18
INCOME ITEMS					
Revenues	$ 175,004	$ 171,757	$ 168,966	$ 172,298	$ 175,135
NOI (1)(2)	121,197	118,819	117,498	117,045	119,346
Adjusted EBITDA*re*, annualized (1)(3)	463,164	450,216	444,692	444,036	446,928
FFO (1)(3)	65,047	84,555	82,875	85,194	81,362
Normalized FFO (1)(3)	87,101	85,152	83,148	84,182	86,144
Normalized FAD (1)(3)	70,879	73,118	73,153	68,291	68,814
Net income attributable to common stockholders per diluted share	$ (0.04)	$ 0.08	$ 0.06	$ 0.07	$ 0.82
FFO per diluted share	0.31	0.40	0.40	0.41	0.38
Normalized FFO per diluted share	0.42	0.41	0.40	0.40	0.41
Same-Property Cash NOI growth (4)	2.5%	2.9%	2.7%	2.7%	2.5%
Fixed charge coverage ratio (5)	4.46x	4.45x	4.37x	4.28x	4.22x

	As of				
	3Q19	2Q19	1Q19	4Q18	3Q18
ASSETS					
Gross real estate investments	$ 7,143,223	$ 6,985,828	$ 6,894,539	$ 6,873,790	$ 6,858,468
Total assets	6,322,998	6,240,475	6,242,554	6,188,476	6,328,684
CAPITALIZATION					
Net debt (6)	$ 2,652,943	$ 2,543,814	$ 2,480,546	$ 2,415,011	$ 2,384,141
Total capitalization (7)	8,853,151	8,279,235	8,456,142	7,709,762	8,015,778
Net debt/total capitalization (6)	30.0%	30.7%	29.3%	31.3%	29.7%

(1) Refer to pages 23 and 24 for the reporting definitions of NOI, Adjusted EBITDA*re*, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 16 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 13 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDA*re* divided by interest expense and scheduled principal payments.
(6) Refer to page 15 for components of net debt.
(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus net debt. Refer to page 15 for details.

3Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 8

Company Overview

Company Snapshot
(as of September 30, 2019)

Investments in Real Estate (1)	$	7.0
Total portfolio GLA (2)		23.7
Leased rate (3)		90.6%
Same-Property portfolio tenant retention rate (YTD) (4)		85%
% of GLA managed internally		93%
% of GLA on-campus/adjacent		67%
% of invested dollars in key markets & top 75 MSAs (5)		94%
Weighted average remaining lease term for all buildings (7)		5.6
Weighted average remaining lease term for single-tenant buildings (7)		7.8
Weighted average remaining lease term for multi-tenant buildings (7)		4.5
Credit ratings (Standard & Poor's/Moody's)		BBB(Stable)/Baa2(Stable)
Cash and cash equivalents (2)	$	12.7
Net debt/total capitalization		30.0%
Weighted average interest rate per annum on portfolio debt (8)		3.29%

Building Type
% of Portfolio (based on GLA)


Medical Office Buildings
94%
Senior Care
2%
Hospitals
4%

Presence in Top MSAs (9)
% of Portfolio (based on invested dollars)


Orange County/Los Angeles, CA
4.7%
Hartford/New Haven, CT
4.3%
Indianapolis, IN
4.0%
Phoenix, AZ
3.8%
Denver, CO
3.5%
Atlanta, GA
4.8%
Tampa, FL
5.0%
Boston, MA
5.7%
Houston, TX
6.2%
Dallas, TX
12.1%
All Other Markets
6.1%
Remaining Top MSAs
39.8%

(1) Amount presented in billions. Refer to page 23 for the reporting definition of Investments in Real Estate.
(2) Amounts presented in millions. Total portfolio GLA excludes GLA for projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Calculations are based on percentage of total GLA, excluding GLA for development properties.
(4) Refer to page 24 for the reporting definition of Retention.
(5) Refer to page 23 for the reporting definition of Metropolitan Statistical Area.
(6) Amounts based on annualized base rent.
(7) Amounts presented in years.
(8) Includes the impact of cash flow hedges.
(9) Refer to page 19 for a detailed table of HTA' s Key Markets and Top 75 MSA Concentration.

HTA LISTED NYSE

3Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 9

Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share and per share data) As of 3Q19 4Q18 ASSETS Real estate investments: Land $ 513,946 $ 481,871 Building and improvements 6,003,172 5,787,152 Lease intangibles 606,946 599,864 Construction in progress 19,159 4,903 7,143,223 6,873,790 Accumulated depreciation and amortization (1,390,752) (1,208,169) Real estate investments, net 5,752,471 5,665,621 Investment in unconsolidated joint venture 66,348 67,172 Cash and cash equivalents 12,748 126,221 Restricted cash 5,068 7,309 Receivables and other assets, net 230,163 223,415 Right-of-use assets, net 244,024 — Other intangibles, net 12,176 98,738 Total assets $ 6,322,998 $ 6,188,476 LIABILITIES AND EQUITY Liabilities: Debt $ 2,665,691 $ 2,541,232 Accounts payable and accrued liabilities 157,939 185,073 Derivative financial instruments - interest rate swaps 1,152 — Security deposits, prepaid rent and other liabilities 43,036 59,567 Lease liabilities 200,945 — Intangible liabilities, net 39,766 61,146 Total liabilities 3,108,529 2,847,018 Commitments and contingencies Redeemable noncontrolling interests — 6,544 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 207,186,452 and 205,267,349 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively 2,072 2,053 Additional paid-in capital 4,581,176 4,525,969 Accumulated other comprehensive income 1,798 307 Cumulative dividends in excess of earnings (1,443,360) (1,272,305) Total stockholders’ equity 3,141,686 3,256,024 Noncontrolling interests 72,783 78,890 Total equity 3,214,469 3,334,914 Total liabilities and equity $ 6,322,998 $ 6,188,476 3Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 10

Financial Statements

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended	
	3Q19	3Q18	3Q19	3Q18
Revenues:				
Rental income	$ 174,844	$ 175,038	$ 515,328	$ 523,826
Interest and other operating income	160	97	399	302
Total revenues	175,004	175,135	515,727	524,128
Expenses:				
Rental	53,807	55,789	158,213	165,364
General and administrative	9,788	8,770	31,157	26,281
Transaction	522	346	858	933
Depreciation and amortization	73,820	70,568	211,730	210,064
Interest expense	24,625	24,834	72,601	77,392
Impairment	—	4,281	—	8,887
Total expenses	162,562	164,588	474,559	488,921
Gain (loss) on sale of real estate, net	—	166,372	(37)	166,372
Loss on extinguishment of debt, net	(21,646)	(1,092)	(21,646)	(1,092)
Income from unconsolidated joint venture	422	432	1,456	1,405
Other income	205	89	781	129
Net (loss) income	$ (8,577)	$ 176,348	$ 21,722	$ 202,021
Net loss (income) attributable to noncontrolling interests	114	(3,362)	(486)	(3,887)
Net (loss) income attributable to common stockholders	$ (8,463)	$ 172,986	$ 21,236	$ 198,134
Earnings per common share - basic:				
Net (loss) income attributable to common stockholders	$ (0.04)	$ 0.83	$ 0.10	$ 0.96
Earnings per common share - diluted:				
Net (loss) income attributable to common stockholders	$ (0.04)	$ 0.82	$ 0.10	$ 0.94
Weighted average common shares outstanding:				
Basic	205,277	207,513	205,156	205,950
Diluted	205,277	211,444	209,026	209,968
Dividends declared per common share	$ 0.315	$ 0.310	$ 0.935	$ 0.920

HTA LISTED NYSE

3Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 11

Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) Nine Months Ended 3Q19 3Q18 Cash flows from operating activities: Net income $ 21,722 $ 202,021 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 203,392 203,550 Share-based compensation expense 7,828 7,830 Impairment — 8,887 Income from unconsolidated joint venture (1,456) (1,405) Distributions from unconsolidated joint venture 2,225 1,680 Loss (gain) on sale of real estate, net 37 (166,372) Loss on extinguishment of debt, net 21,646 1,092 Changes in operating assets and liabilities: Receivables and other assets, net (2,148) (7,820) Accounts payable and accrued liabilities (19,783) (5,932) Prepaid rent and other liabilities 4,919 (2,780) Net cash provided by operating activities 238,382 240,751 Cash flows from investing activities: Investments in real estate (223,168) (17,389) Development of real estate (14,253) (29,593) Proceeds from the sale of real estate 1,193 302,440 Capital expenditures (59,533) (61,136) Collection of real estate notes receivable 551 524 Net cash (used in) provided by investing activities (295,210) 194,846 Cash flows from financing activities: Borrowings on unsecured revolving credit facility 365,000 145,000 Payments on unsecured revolving credit facility (350,000) (145,000) Proceeds from unsecured senior notes 906,927 — Payments on unsecured senior notes (700,000) — Payments on secured mortgage loans (96,765) (173,212) Deferred financing costs (6,954) (782) Debt extinguishment costs (18,383) (1,909) Security deposits — 499 Proceeds from issuance of common stock 51,804 72,814 Issuance of operating partnership units — 411 Repurchase and cancellation of common stock (12,159) (19,431) Dividends paid (190,853) (188,414) Distributions paid to noncontrolling interest of limited partners (7,503) (3,976) Net cash used in financing activities (58,886) (314,000) Net change in cash, cash equivalents and restricted cash (115,714) 121,597 Cash, cash equivalents and restricted cash - beginning of period 133,530 118,560 Cash, cash equivalents and restricted cash - end of period $ 17,816 $ 240,157 3Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 12

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*

(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD	Three Months Ended 3Q19	Three Months Ended 3Q18	Nine Months Ended 3Q19	Nine Months Ended 3Q18
Net (loss) income attributable to common stockholders	$ (8,463)	$ 172,986	$ 21,236	$ 198,134
Depreciation and amortization expense related to investments in real estate	73,042	70,004	209,814	208,445
(Gain) loss on sale of real estate, net	—	(166,372)	37	(166,372)
Impairment	—	4,281	—	8,887
Proportionate share of joint venture depreciation and amortization	468	463	1,390	1,277
FFO attributable to common stockholders	$ 65,047	$ 81,362	$ 232,477	$ 250,371
Transaction expenses	522	346	858	789
Loss on extinguishment of debt, net	21,646	1,092	21,646	1,092
Noncontrolling income from OP units included in diluted shares	(114)	3,344	420	3,822
Other normalizing items, net	—	—	—	144
Normalized FFO attributable to common stockholders	$ 87,101	$ 86,144	$ 255,401	$ 256,218
Non-cash compensation expense	2,337	2,127	7,828	7,830
Straight-line rent adjustments, net	(2,539)	(2,746)	(8,261)	(8,289)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	(612)	499	45	1,809
Deferred revenue - tenant improvement related and other income	(1)	(90)	(4)	(199)
Amortization of deferred financing costs and debt discount/premium, net	1,469	1,277	4,281	3,857
Recurring capital expenditures, tenant improvements and leasing commissions	(16,876)	(18,397)	(42,140)	(44,258)
Normalized FAD attributable to common stockholders	$ 70,879	$ 68,814	$ 217,150	$ 216,968
Net (loss) income attributable to common stockholders per diluted share	$ (0.04)	$ 0.82	$ 0.10	$ 0.94
FFO adjustments per diluted share, net	0.35	(0.44)	1.01	0.25
FFO attributable to common stockholders per diluted share	$ 0.31	$ 0.38	$ 1.11	$ 1.19
Normalized FFO adjustments per diluted share, net	0.11	0.03	0.11	0.03
Normalized FFO attributable to common stockholders per diluted share	$ 0.42	$ 0.41	$ 1.22	$ 1.22
Weighted average diluted common shares outstanding	209,072	211,444	209,026	209,968

Adjusted EBITDA*re* [(1)]	Three Months Ended 3Q19
Net (loss)	$ (8,577)
Interest expense	24,625
Depreciation and amortization expense	73,820
Proportionate share of joint venture depreciation and amortization	468
EBITDA*re*	$ 90,336
Transaction expenses	522
Loss on extinguishment of debt, net	21,646
Non-cash compensation expense	2,337
Pro forma impact of acquisitions	950
Adjusted EBITDA*re*	$ 115,791
Adjusted EBITDA*re*, annualized	$ 463,164
As of September 30, 2019:	
Debt	$ 2,665,691
Less: cash and cash equivalents	12,748
Net Debt	$ 2,652,943
Net Debt to Adjusted EBITDA*re*	5.7x

(1) Refer to page 23 for the reporting definitions of EBITDA*re*, as defined by NAREIT, and Adjusted EBITDA*re*.

HTA
LISTED
NYSE

3Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 13

Financial Information

Debt Composition and Maturity Schedule

(as of September 30, 2019, dollars in thousands)

Debt Composition

	Principal Balance	Deferred Financing Costs, Net	Premium/ (Discounts), Net	Total	Stated Rate [1]	Hedged Rate [2]
Unsecured senior note due 2023	$ 300,000	$ (1,238)	$ (912)	$ 297,850	3.70%	3.70%
Unsecured senior note due 2026	600,000	(2,984)	7,564	604,580	3.50	3.50
Unsecured senior note due 2027	500,000	(3,286)	(2,040)	494,674	3.75	3.75
Unsecured senior note due 2030	650,000	(5,048)	(2,216)	642,736	3.10	3.10
Total unsecured senior notes	$ 2,050,000	$ (12,556)	$ 2,396	$ 2,039,840		
Unsecured term loan due 2023	300,000	(1,654)	—	298,346	3.29%	2.52%
Unsecured term loan due 2024	200,000	(1,842)	—	198,158	3.19	2.32
Total unsecured term loans	$ 500,000	$ (3,496)	$ —	$ 496,504		
Unsecured revolving credit facility due 2022 [3]	15,000	—	—	15,000	3.24%	3.24%
Secured mortgage loans	114,657	(36)	(274)	114,347	3.93	3.93
Total debt	$ 2,679,657	$ (16,088)	$ 2,122	$ 2,665,691	3.44%	3.29%

Maturity Schedule


$750,000
$675,000
$600,000
$525,000
$450,000
$375,000
$300,000
$225,000
$150,000
$75,000
$0
$598
$97,429
$2,504
$2,005
$15,000
$12,121
$300,000
$300,000
$200,000
$600,000
$500,000
$650,000
2019
2020
2021
2022
2023
2024
2026
2027
2030
Period Ending
Unsecured Revolving Credit Facility
Unsecured Senior Notes
Unsecured Term Loans
Secured Mortgage Loans

(1) The stated rate on the debt instrument as of the end of the period.
(2) The effective rate incorporates any cash flow hedges that serve to fix variable rate debt, as of the end of the period.
(3) Rate does not include the 20 basis point facility fee that is payable on the entire $1.0 billion revolving credit facility.

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Healthcare Trust of America, Inc. I 14

Financial Information Capitalization and Covenants (as of September 30, 2019, dollars and shares in thousands, except stock price) Capitalization 3Q19 Unsecured revolving credit facility $ 15,000 Unsecured term loans 500,000 Unsecured senior notes 2,050,000 Secured mortgage loans 114,657 Equity Deferred financing costs, net (16,088) 70% Premium, net 2,122 Total debt $ 2,665,691 Secured Less: cash and cash equivalents 12,748 Debt 1% Net debt $ 2,652,943 Stock price (as of September 30, 2019) $ 29.38 Total diluted common shares outstanding 211,035 Equity capitalization $ 6,200,208 Total capitalization $ 8,853,151 Total undepreciated assets $ 7,713,750 Unsecured Gross book value of unencumbered assets $ 7,048,420 Debt 29% Total debt/undepreciated assets 34.6% Net debt/total capitalization 30.0% Covenants Bank Loans Required 3Q19 Senior Notes Required 3Q19 Total leverage ≤ 60% 37% Total leverage ≤ 60% 36% Secured leverage ≤ 30% 2% Secured leverage ≤ 40% 2% Fixed charge coverage ≥ 1.50x 4.46x Unencumbered asset coverage ≥ 150% 286% Unencumbered leverage ≤ 60% 36% Interest coverage ≥ 1.50x 4.56x Unencumbered coverage ≥ 1.75x 5.08x 3Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 15

Portfolio Information

Same-Property Performance and NOI

(as of September 30, 2019, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	3Q19	2Q19	3Q18	$ Change	% Change	$ Change	% Change
Rental revenue	$ 125,105	$ 124,503	$ 122,672	$ 602	0.5%	$ 2,433	2.0%
Tenant recoveries	37,723	36,427	35,091	1,296	3.6	2,632	7.5
Total rental income	162,828	160,930	157,763	1,898	1.2	5,065	3.2
Expenses	49,622	48,694	47,308	928	1.9	2,314	4.9
Same-Property Cash NOI (1)	$ 113,206	$ 112,236	$ 110,455	$ 970	0.9%	$ 2,751	2.5%
Rental Margin (2)	90.5%	90.1%	90.0%				

	As of		
	3Q19	2Q19	3Q18
Number of buildings	407	407	407
GLA	22,044	22,044	22,011
Leased GLA, end of period	20,208	20,331	20,354
Leased %, end of period	91.7%	92.2%	92.5%
Occupancy GLA, end of period	20,024	20,105	20,129
Occupancy %, end of period	90.8%	91.2%	91.4%

NOI (3)

	Three Months Ended	
	3Q19	3Q18
Net (loss) income	$ (8,577)	$ 176,348
General and administrative expenses	9,788	8,770
Transaction expenses	522	346
Depreciation and amortization expense	73,820	70,568
Impairment	—	4,281
Interest expense	24,625	24,834
(Gain) loss on sale of real estate, net	—	(166,372)
Loss on extinguishment of debt, net	21,646	1,092
Income from unconsolidated joint venture	(422)	(432)
Other income	(205)	(89)
NOI	$ 121,197	$ 119,346
NOI percentage growth	1.6%	
NOI	$ 121,197	$ 119,346
Straight-line rent adjustments, net	(2,539)	(2,746)
Amortization of (below) and above market leases/leasehold interests, net and other GAAP adjustments	(1,017)	(66)
Notes receivable interest income	(23)	(32)
Cash NOI	$ 117,618	$ 116,502
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(2,449)	(2,918)
Redevelopment Cash NOI	(527)	(1,671)
Intended for sale Cash NOI	(1,436)	(1,458)
Same-Property Cash NOI	$ 113,206	$ 110,455
Same-Property Cash NOI percentage growth	2.5%	

(1) The presentation includes certain adjustments to allow for the consistent treatment of items impacted by Topic 842-Leases.
(2) Rental margin presents Same-Property Cash NOI divided by Same-Property rental revenue.
(3) Refer to pages 23 and 24 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.

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Healthcare Trust of America, Inc. I 16

Portfolio Information Investment Activity (as of September 30, 2019, dollars and GLA in thousands) 2019 Property Acquisitions % Leased at Property (1) Market Date Acquired Acquisition Purchase Price (1) (2) GLA Westport Center Westport, CT January 82 $ 18,750 38 April/August/ Medical Office Condos Various September 38 4,151 37 Charlotte MOBs Charlotte, NC April/May 95 20,280 73 1740 South Street MOB Philadelphia, PA May 97 10,500 46 Streeterville Center Chicago, IL June 98 40,007 72 Fairfax Medical Center Washington, D.C. July 98 18,000 57 Third Street Medical Center Los Angeles, CA August 90 85,000 147 Eagle Road Professional Center (2 buildings) Boise, ID August 100 11,000 57 Camp Creek IV MOB Atlanta, GA September 100 13,700 32 Total $ 221,388 559 Annual Investments (2) As of September 30, 2019, HTA has invested $7.0 billion primarily in MOBs, development properties and other healthcare assets comprising 23.7 million square feet of GLA. $2,800,000 $2,722,467 $2,450,000 $2,100,000 $1,750,000 $1,400,000 $1,050,000 $802,148 $700,000 $700,764 $542,976 $455,950 $439,530 $350,000 $413,150 $397,826 $294,937 $271,510 $228,388 $17,729 $68,314 $0 $(82,885) $(35,685) $(39,483) $(85,150) $(1,200) $(308,550) -$350,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Acquisitions Dispositions (1) Excludes purchases of land for development. (2) Excludes real estate note receivables and corporate assets. 3Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 17

Portfolio Information

Development/Redevelopment Summary and Property Capital Expenditures

(as of September 30, 2019, dollars and GLA in thousands)

Development/Redevelopment Summary

Project	MSA	Total GLA	% Leased	Total Construction Cost	Construction in Progress	Costs to Complete	Completion/ Estimated Completion
Stabilized:							
Memorial Hermann Plaza II MOB [1]	Houston, TX	100	100%	$ 21,159	$ 13,621	$ 7,538	2Q18
Total Stabilized		100	100	$ 21,159	$ 13,621	$ 7,538	
Development:							
Jackson South MOB	Miami, FL	51	70	$ 22,117	$ 1,882	$ 20,235	3Q20
Pavilion III MOB	Dallas, TX	107	75	60,000	19	59,981	1Q21
Memorial Hospital MOB	Bakersfield, CA	84	70	30,000	791	29,209	1Q21
Total Development:		242	72	112,117	2,692	109,425	
Redevelopment:							
Cary MOB [2]	Raleigh, NC	125	72	43,897	8,572	35,325	1Q21
Mission Medical Center Bldgs I & II	Los Angeles, CA	105	30	20,000	290	19,710	4Q20
Total Redevelopment:		230	53	63,897	8,862	55,035	
Total Construction in Progress		472	63	176,014	11,554	164,460	
Total Development/Redevelopment		572	69%	$ 197,173	$ 25,175	$ 171,998	

Property Capital Expenditures

	Three Months Ended 3Q19	Nine Months Ended 3Q19
Recurring capital expenditures	$ 4,235	$ 10,871
Tenant improvements - 2nd generation	9,849	21,364
Lease commissions	2,792	9,905
Total recurring capital expenditures	$ 16,876	$ 42,140
Capital expenditures - 1st generation/acquisition	509	2,119
Tenant improvements - 1st generation	5,563	15,364
Total capital expenditures	$ 22,948	$ 59,623

(1) Costs to complete for Memorial Hermann Plaza II MOB relates to remaining tenant improvements expected to be completed 2Q20. The building is 100% leased and fully operational.
(2) During 2Q 2019, HTA broke ground on Cary MOB. As part of the project HTA removed four of the existing buildings totaling 45,000 square feet of GLA in order to build a new 125,000 square foot Class A MOB. With the construction of a new building the project has moved from redevelopment to development.

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Healthcare Trust of America, Inc. I 18

Portfolio Information

Key Markets/Top 75 MSA Concentration and Regional Portfolio Distribution

(as of September 30, 2019, dollars and GLA in thousands)

Key Markets and Top 75 MSA Concentration [1]

Key Markets	Investment	% of Investment	Total GLA [2]	% of Portfolio	Annualized Base Rent [3]	% of Annualized Base Rent
Dallas, TX	$ 843,274	12.1%	2,052	8.7%	$ 53,674	10.3%
Houston, TX	430,979	6.2	1,589	6.7	32,716	6.3
Boston, MA	396,530	5.7	965	4.1	32,766	6.3
Tampa, FL	350,746	5.0	952	4.0	24,165	4.7
Atlanta, GA	338,886	4.8	1,120	4.7	25,110	4.8
Orange County/Los Angeles, CA	326,242	4.7	715	3.0	16,033	3.1
Hartford/New Haven, CT	301,351	4.3	1,033	4.4	22,117	4.3
Indianapolis, IN	281,768	4.0	1,396	5.9	25,179	4.9
Phoenix, AZ	267,781	3.8	1,316	5.6	24,155	4.7
Denver, CO	246,957	3.5	538	2.3	11,335	2.2
Chicago, IL	230,785	3.3	454	1.9	14,582	2.8
Miami, FL	228,624	3.3	997	4.2	23,141	4.5
Raleigh, NC	199,889	2.9	622	2.6	15,701	3.0
Albany, NY	170,071	2.4	833	3.5	16,067	3.1
Austin, TX	164,425	2.4	409	1.7	8,980	1.7
Orlando, FL	156,300	2.2	513	2.2	9,554	1.8
Pittsburgh, PA	148,612	2.1	1,094	4.6	19,798	3.8
White Plains, NY	126,144	1.8	333	1.4	8,475	1.6
Charlotte, NC	117,177	1.7	412	1.8	9,627	1.9
Milwaukee, WI	116,082	1.7	368	1.6	6,605	1.3
Top 20 MSAs	5,442,623	77.9	17,711	74.9	399,780	77.1
Additional Top MSAs	1,117,290	16.0	4,207	17.8	81,021	15.6
Total Key Markets/Top 75 MSAs	$ 6,559,913	93.9%	21,918	92.7%	$ 480,801	92.7%

Regional Portfolio Distribution

Region	Investment	% of Investment	Total GLA [2]	% of Portfolio	Annualized Base Rent [3]	% of Annualized Base Rent
Southwest	$ 2,702,815	38.7%	8,339	35.3%	$ 179,962	34.7%
Southeast	1,872,493	26.8	6,427	27.2	145,977	28.1
Northeast	1,286,180	18.4	4,695	19.8	108,512	20.9
Midwest	1,104,200	15.8	4,110	17.4	82,901	16.0
Northwest	18,750	0.3	80	0.3	1,298	0.3
Total	$ 6,984,438	100%	23,651	100%	$ 518,650	100%

(1) Key markets are titled as such based on HTA's concentration in the respective MSA.
(2) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Refer to page 23 for the reporting definition of Annualized Base Rent.

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Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Tenant Specialty

(as of September 30, 2019, dollars and GLA in thousands, except as otherwise noted)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA [1]	% of Total GLA	Annualized Base Rent [2]	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	108	21	5,952	25.2%	$ 129,567	25.0%
Multi-tenant	312	32	16,391	69.3	350,649	67.6
Other Healthcare Facilities						
Hospitals	15	7	954	4.0	32,927	6.3
Senior care	3	1	354	1.5	5,507	1.1
Total	438	33	23,651	100%	$ 518,650	100%
Net-Lease/Gross-Lease						
Net-lease	277	30	14,610	61.8%	$ 334,181	64.4%
Gross-lease	161	21	9,041	38.2	184,469	35.6
Total	438	33	23,651	100%	$ 518,650	100%

Historical Campus Proximity [3]

	As of 3Q19	2Q19	1Q19	4Q18	3Q18
Off-Campus Aligned	27%	27%	28%	28%	28%
On-Campus	67	68	68	68	68
On-Campus/Aligned	94%	95%	96%	96%	96%
Off-Campus/Non-Aligned	6	5	4	4	4
Total	100%	100%	100%	100%	100%

Tenant Specialty [4]

Specialty	On-Campus	Off-Campus	Total
Primary Care [5]	16.4%	20.7%	17.7%
Orthopedics/Sports Medicine	9.1%	10.3%	9.5%
Obstetrics/Gynecology	8.6	3.5	7.0
Cardiology	6.5	3.2	5.5
Oncology	4.2	2.2	3.6
Imaging/Diagnostics/Radiology	3.3	4.8	3.7
Eye and Vision	3.1	3.3	3.2
General Surgery	2.6	1.9	2.4
Other Specialty	32.1	34.0	32.7
Specialty	69.5%	63.2%	67.6%
Ambulatory Surgery Center	4.9%	6.8%	5.4%
Education/Research	4.5	1.8	3.6
Pharmacy	1.2	0.5	0.9
Other	3.5	7.0	4.8
Total	100%	100%	100%

(1) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(2) Refer to page 23 for the reporting definition of Annualized Base Rent.
(3) Percentages shown as percent of total GLA. Refer to page 24 for the reporting definitions of Off-campus/Non-Aligned and On-Campus/Aligned.
(4) Tenant Specialty includes the percentage of total GLA of multi-tenanted clinical MOBs.
(5) Primary Care includes Pediatrics, Family and Internal Medicine.

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Portfolio Information

New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations

(as of September 30, 2019, dollars and GLA in thousands)

New and Renewal Leasing Activity

	Total GLA	Average Term (1)	Average Base Rent (2) Expiring	Average Base Rent (2) Starting	Tenant Improvements (2)	Leasing Commissions (2)
1Q 2019						
New Leases	207	7.5		$ 24.13	$ 35.40	$ 2.51
Renewal Leases	892	9.6	$ 16.39	17.35	15.63	2.74
Total 1Q 2019	1,099	9.2		$ 17.77	$ 19.34	$ 2.70
2Q 2019						
New Leases	205	7.4		$ 27.33	$ 30.11	$ 1.65
Renewal Leases	596	5.5	$ 25.95	26.88	8.34	1.12
Total 2Q 2019	801	6.0		$ 26.94	$ 14.15	$ 1.26
3Q 2019						
New Leases	157	6.3		$ 25.21	$ 22.91	$ 1.78
Renewal Leases	539	5.9	$ 23.88	24.54	7.29	1.72
Total 3Q 2019	696	6.0		$ 24.59	$ 10.85	$ 1.73
YTD 2019						
New Leases	569	7.1		$ 25.86	$ 29.95	$ 2.01
Renewal Leases	2,027	7.4	$ 21.11	21.87	11.14	2.01
Total YTD 2019	2,596	7.3		$ 22.23	$ 15.26	$ 2.01

Historical Leased Rate (3)

	As of 3Q19	2Q19	1Q19	4Q18	3Q18
Total portfolio leased rate	90.6%	91.6%	91.8%	92.0%	92.1%
On-campus/aligned leased rate	90.7	91.7	91.8	92.1	92.2
Off-campus/non-aligned leased rate	89.3	89.4	92.7	89.3	91.1
Total portfolio occupancy rate	89.7	90.6	90.6	91.0	90.9

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases (4)	% of GLA of Expiring Leases	Annualized Base Rent of Expiring Leases (5)	% of Total Annualized Base Rent
Month-to-month	111	306	1.4%	$ 7,314	1.4%
2019	165	728	3.4	19,185	3.7
2020	553	2,069	9.7	50,511	9.7
2021	684	2,532	11.8	61,810	11.9
2022	474	2,228	10.4	55,316	10.7
2023	379	2,097	9.8	46,129	8.9
2024	313	1,613	7.5	39,333	7.6
2025	209	1,340	6.3	32,814	6.3
2026	196	1,371	6.4	29,632	5.7
2027	167	2,020	9.4	55,773	10.8
2028	118	1,165	5.4	28,176	5.4
Thereafter	323	3,956	18.5	92,657	17.9
Total	3,692	21,425	100%	$ 518,650	100%

(1) Amounts presented in years.
(2) Amounts presented per square foot.
(3) Calculations are based on percentage of total GLA, excluding GLA for projects under development and including 100% of the GLA of its unconsolidated joint venture.
(4) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(5) Refer to page 23 for the reporting definition of Annualized Base Rent.

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Healthcare Trust of America, Inc. I 21

Portfolio Information

Top MOB Tenants and Ownership Interests

(as of September 30, 2019, dollars and GLA in thousands, except as otherwise noted)

Top MOB Tenants [(1)]

Tenant	Weighted Average Remaining Lease Term [(2)]	Credit Rating	Total Leased GLA [(3)]	% of Leased GLA	Annualized Base Rent [(4)]	% of Annualized Base Rent
Baylor Scott & White Health	6	Aa3	882	4.1%	$ 23,923	4.6%
HCA Healthcare	5	Ba1	691	3.2	19,655	3.8
Highmark-Allegheny Health Network	10	Baa1	918	4.3	17,027	3.3
Tenet Healthcare Corporation	7	B2	523	2.4	12,863	2.5
Ascension	4	Aa2	477	2.2	11,129	2.1
Steward Health Care	7	NR	380	1.8	10,059	1.9
Community Health Systems	8	Caa3	440	2.0	9,264	1.8
CommonSpirit Health	9	Baa1	357	1.7	7,646	1.5
AdventHealth	3	Aa2	366	1.7	7,449	1.4
Mercy Health	7	Aa3	270	1.3	6,822	1.3
Harbin Clinic	8	NR	313	1.5	6,809	1.3
Atrium Health	1	Aa3	220	1.0	6,512	1.3
UNC Health Care	7	Aa3	236	1.1	6,253	1.2
Community Health Network	5	A2	289	1.4	6,017	1.2
Providence St. Joseph Health	6	Aa3	171	0.8	5,565	1.1
Total			6,533	30.5%	$ 156,993	30.3%

Ownership Interests [(5)]

	Number of Buildings	GLA [(3)]	Annualized Base Rent	% of Annualized Base Rent	As of [(6)] 3Q19	2Q19	1Q19	4Q18	3Q18
Fee Simple	291	14,461	$ 322,536	62%	61%	61%	60%	60%	65%
Customary Health System Restrictions	140	8,822	186,406	36	37	38	38	38	34
Economic with Limited Restrictions	6	333	9,280	2	2	1	2	2	1
Occupancy Health System Restrictions	1	35	428	—	—	—	—	—	—
Leasehold Interest Subtotal	147	9,190	196,114	38	39	39	40	40	35
Total	438	23,651	$ 518,650	100%	100%	100%	100%	100%	100%

(1) Represents direct leases with top health systems and their subsidiaries. Parent tenant credit rating used where direct tenant is not rated.
(2) Amounts presented in years.
(3) Total leased and total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(4) Refer to page 23 for the reporting definition of Annualized Base Rent.
(5) Refer to pages 23 and 24 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.
(6) Percentages shown as percent of total GLA.

3Q 2019 I Supplemental Information
Healthcare Trust of America, Inc. I 22

Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”): Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined below) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing items. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt. Annualized Base Rent or (“ABR”): Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests and other GAAP adjustments; and (iii) notes receivable interest income. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight- line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of parent tenants and their subsidiaries. Customary Health System Restrictions: Ground leases with a health system ground lessor that include restrictions on tenants that may be considered competitive with the hospital, including provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by NAREIT, EBITDAre is computed as net income or loss (computed in accordance with GAAP) plus: (i) interest expense; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss on the sale of real estate; and (vi) and the proportionate share of joint venture depreciation and amortization. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area in square feet. Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased (excluding GLA for properties under development), including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense and net change in fair value of derivative financial instruments; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA’s financial performance. NOI should be reviewed in connection with other GAAP measurements. 3Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 23

Reporting Definitions - Continued Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) non-cash compensation expense; (ii) straight-line rent adjustments; (iii) amortization of below and above market leases/leasehold interests and corporate assets; (iv) deferred revenue - tenant improvement related and other income; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) noncontrolling income or loss from partnership units included in diluted shares; and (iv) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of its operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have full alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but is anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant its properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) are actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements. Tenant Recoveries: Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for real estate taxes, common area maintenance and other certain operating expenses are recognized as revenue on a gross basis in the period in which the related recoverable expenses are incurred.  HTA accrues revenue corresponding to these expenses on a quarterly basis to adjust recorded amounts to its best estimate of the final annual amounts to be billed. Subsequent to year-end, on a calendar year basis, HTA performs reconciliations on a lease-by-lease basis and bill or credit each tenant for any differences between the estimated expenses HTA billed and the actual expenses that were incurred. 3Q 2019 I Supplemental Information Healthcare Trust of America, Inc. I 24